Exhibit 10.22
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT is dated as of January 15th, 2009, among CHROMCRAFT REVINGTON, INC., a Delaware corporation (“Chromcraft,” “Borrower Representative” or “Borrower”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).
R E C I T A L S:
WHEREAS, Borrower (and its predecessors-in-interest by merger), Agent and Lenders entered into that certain Loan and Security Agreement dated June 22, 2007 (said Loan and Security Agreement is hereinafter referred to as the “Loan Agreement”); and
WHEREAS, Borrower has requested Agent and Lenders to amend the Loan Agreement as provided for herein and Agent and Lenders are willing to so amend the Loan Agreement;
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
1. Definitions. All capitalized terms used herein without definition shall have the meaning contained in the Loan Agreement.
2. Consolidated Financial Statements. The provisions of Section 10.1.2 (Financial and Other Information) (a), (b) and (c) notwithstanding, Borrower shall only be and shall only have been required to deliver annual, quarterly and monthly financial statements on a consolidated basis and not on a consolidated and consolidating basis. The references to Section 9.1.8 shall be deemed to be references only to consolidated financial statements and not to consolidating financial statements.
3. Commitment Reduction. Borrower, Agent and Lenders acknowledge and agree Borrower has reduced the Revolver Commitment from $35,000,000 to $30,000,000.
4. Conditions Precedent. This First Amendment shall become effective when Borrower, Agent and Lenders shall have executed and delivered to each other this First Amendment.
5. Reaffirmation of Representations and Warranties. Borrower hereby reaffirms each of the warranties and representations contained in the Loan Agreement and the Loan Documents as if each such representation and warranty were made on the date hereof. Further, Borrower represents and warrants to Agent and Lenders that as of the date hereof, there are no existing and continuing Defaults or Events of Default.

6. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the successors and assigns of Borrower, Agent and each Lender permitted under Section 13 of the Loan Agreement.
7. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).
8. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
9. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.
(Signature Page Follows)

(Signature Page to First Amendment to Loan and Security Agreement)
IN WITNESS WHEREOF, this First Amendment has been duly executed as of the day and year specified at the beginning hereof.

BORROWER:	CHROMCRAFT REVINGTON, INC., a Delaware corporation

	By:	/s/ Myron D. Hamas

Myron D. Hamas
Vice President-Finance

(Signature Page to First Amendment to Loan and Security Agreement)

AGENT AND LENDERS:	BANK OF AMERICA, N.A., as Agent and Lender

By:

Name:

Title: